EXHIBIT 99.1

ICU Medical, Inc. Announces Time of Second Quarter 2013 Earnings Call

SAN CLEMENTE, Calif., July 11, 2013 (GLOBE NEWSWIRE) -- ICU Medical, Inc., (Nasdaq:ICUI), a leader in the development, manufacture and sale of innovative medical devices used in infusion therapy, oncology and critical care applications, today announced the time of its second quarter 2013 earnings release conference call.

The Company will release its second quarter 2013 results at approximately 4:00 p.m. EDT (1:00 p.m. PDT) and will be conducting a conference call concerning those results at 4:30 p.m. EDT (1:30 p.m. PDT) on Thursday, July 18, 2013. The call can be accessed at 800-936-9761, international 408-774-4587, conference ID 93315458. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.

About ICU Medical, Inc.

ICU Medical, Inc. develops, manufactures and sells innovative medical technologies used in infusion therapy, oncology, and critical care applications. ICU Medical's products improve patient outcomes by helping prevent bloodstream infections and protecting healthcare workers from exposure to infectious diseases or hazardous drugs. The company's complete product line includes custom I.V. systems, closed delivery systems for hazardous drugs, needlefree I.V. connectors, catheters and cardiac monitoring systems. ICU Medical is headquartered in San Clemente, California. For more information, visit the Company's website at www.icumed.com.

CONTACT: ICU Medical, Inc.
         Scott E. Lamb, Chief Financial Officer
         (949) 366-2183

         ICR, LLC
         John F. Mills, Senior Managing Director
         (310) 954-1105